Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned directors and/or officers of ConAgra Foods, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of John F. Gehring, Robert F. Sharpe, Colleen Batcheler and Patrick D. Linehan, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 relating to the ConAgra Foods, Inc. Directors’ Deferred Compensation Plan, (b) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (c) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 25th day of September, 2009.

/s/ Gary M. Rodkin	/s/ John F. Gehring

Gary M. Rodkin	John F. Gehring
President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer

/s/ Patrick D. Linehan	/s/ Mogens C. Bay

Patrick D. Linehan	Mogens C. Bay
Senior Vice President and Corporate Controller	Director

/s/ Stephen G. Butler	/s/ Steven F. Goldstone

Stephen G. Butler	Steven F. Goldstone
Director	Director

/s/ Joie A. Gregor	/s/ Rajive Johri

Joie A. Gregor	Rajive Johri
Director	Director

/s/ W.G. Jurgensen	/s/ Richard H. Lenny

W.G. Jurgensen	Richard H. Lenny
Director	Director

/s/ Ruth Ann Marshall	/s/ Andrew J. Schindler

Ruth Ann Marshall	Andrew J. Schindler
Director	Director

/s/ Kenneth E. Stinson Kenneth E. Stinson Director